EXHIBIT 99.1

Company Contact:                                   Investor Relations:
Universal Power Group, Inc.                        Lambert, Edwards & Associates
469-892-1122                                       616-233-0500
Mimi Tan, SVP                                      Jeff Tryka, Ryan McGrath
tanm@upgi.com                                      rmcgrath@lambert-edwards.com
-------------                                      ----------------------------


               UNIVERSAL POWER GROUP REPORTS FIRST QUARTER RESULTS
                RESULTS INCLUDE A ONE-TIME CHARGE OF $2.5 MILLION

CARROLLTON, TEXAS, MAY 13, 2009 -- UNIVERSAL POWER GROUP, INC. (NYSE Amex: UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced its financial results for the quarter ended March 31, 2009.

FOR THE PERIOD, UPG reported sales of $27.7 million compared to $29.5 million for the first quarter of 2008, a decrease of 6.2 percent. Gross profit for the quarter increased $0.5 million, or 10.8 percent year-over-year, due primarily to a timing lag between material cost reductions and price adjustments, as well as a change in product mix. As a percentage of sales, gross margins improved to
17.9 percent from 15.2 percent a year ago. For the first quarter of 2009, the company reported an operating loss of $1.2 million compared to operating income of $1.2 million in the first quarter of 2008. At the bottom line, UPG posted a net loss of $1.7 million, or $0.35 per diluted share, for the first quarter of 2009 compared to net earnings of $0.6 million, or $0.11 per diluted share, for the first quarter of 2008.

The loss from operations in the 2009 period was primarily due to settlement charges of $2.5 million related to the departure of the company's chief executive officer and the cancellation of its agreement with its primary independent sourcing agent, both of which occurred in the first quarter. UPG does not expect to incur further material charges with respect to either of these events. Excluding these settlement charges, UPG's net operating income would have been $1.3 million, an increase of approximately $150,000 over net operating income for the comparable 2008 period. Other operating expenses increased $0.3 million, or 10.1 percent, in the first quarter of 2009 compared to the first quarter of 2008. This increase was due primarily to incremental operational and closing costs associated with the acquisition of the Monarch product line, as well as increased trade show and marketing expenses across UPG.

"Although we never find losses acceptable, we were pleased with a number of positive developments in the first quarter," stated UPG's interim president and chief executive officer, Ian Edmonds. "We are pleased with our increased gross margin in the quarter, which was due to a time lag between volatile raw material costs and subsequent price adjustments. The net loss in the quarter was entirely due the costs related to the settlement agreements. We have expanded our overall competitiveness in our markets by opening new direct channels to our suppliers in China that we believe will enhance our visibility, shorten lead times and increase the efficiency of our supply chain. I am confident in UPG's future based on the strength of our executive team and our many opportunities."

First Quarter Overview

Core battery and related power accessory revenues (from sources other than Brink's Home Security and its authorized dealers) decreased 5.6 percent year-over-year to $15.2 million in the first quarter of 2009, compared with core revenues of $16.0 million for the first quarter of 2008. UPG attributed the decrease in its core business to the general slowdown in the global economy.

Revenues from Brink's Home Security and its authorized dealers in the first quarter of 2009 were $12.5 million, a decrease of 7.0 percent year-over-year from $13.5 million in the first quarter of 2008. UPG believes this decrease is due primarily to the impact of the economic downturn on the residential housing market. Concentration of revenues with Brink's Home Security and its authorized dealers made up 45.2 percent of total revenues in the first quarter of 2009, compared with 45.6 percent in the prior year's quarter.

On the balance sheet, inventory levels were reduced by $2.1 million during the quarter to $35.2 million, in line with management's commitment to reduce inventory levels from the high levels in the fourth quarter of 2008. UPG's management team is committed to better controlling inventory levels in an effort to conserve resources and increase inventory turnover.

Outlook

Edmonds continued: "In the first quarter, we took important steps to execute our strategy to work more closely with our global suppliers to better meet the needs of our customers. Through closer partnerships, we anticipate additional opportunities to enhance productivity and efficiency in our supply chain. Part of this strategy includes working directly with our suppliers to improve the competitive advantages of the products, and improve production scheduling and better manage lead times to reduce inventory requirements. We are also exploring opportunities to supplement our supply base in low-cost countries through potential partnerships with suppliers in China and other areas of Asia.

"We remain on financially strong footing with a balance sheet and line of credit that provides us the liquidity and resources for continued growth. Our focus in 2009 is on efficiency improvements and lean initiatives, as well as carefully monitoring our credit exposure. Despite the economic recession, we remain cautiously optimistic about our business in 2009. Our growth strategy remains centered on developing higher-margin products and markets, diversifying our markets and minimizing our exposure to any one segment of the economy."

Reconciliation of GAAP Operating Income to Adjusted Operating Income (Unaudited)

The Company provided the following table which reconciles GAAP Operating Income, as reported, to Adjusted Operating Income. The Company believes that Adjusted Operating Income, which is generally operating income less costs related to settlement agreements, represents the Company's operating efficiency. Adjusted Operating Income, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted Operating Income as computed by the Company may not be comparable to similar metrics used by others in the industry.

                          FINANCIAL SUMMARY (NON-GAAP)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED MARCH 31,
                                                                          ----------------------------
                                                                              2009             2008
                                                                          ----------------------------
GAAP TO NON-GAAP RECONCILIATION
Operating expenses                                                        $ 3,634,890      $ 3,300,161
Settlement costs                                                            2,529,345               --
                                                                          -----------      -----------
Operating expenses                                                          6,164,235        3,300,161
                                                                          -----------      -----------
Operating income                                                           (1,206,471)       1,173,897

NON-GAAP measures to exclude settlement costs from operating expenses
NON-GAAP Operating expenses                                                 3,634,890        3,300,161
                                                                          -----------      -----------
NON-GAAP Operating income                                                   1,322,874        1,173,897

Conference Call Information

Universal Power Group will host an investor conference call today, Wednesday, May 13, 2009 at 11:30 a.m. ET (10:30 a.m. CT) to discuss financial results for the first quarter ended March 31, 2009. Interested parties may access the conference call by dialing 1.800.295.4740; passcode 41071744. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com ), a password-protected event management site.

A replay of the conference call will be made available through May 20, 2009 by calling 1.888.286.8010, passcode 86993985, and an archived webcast will be available at www.upgi.com. About Universal Power Group, Inc.

Universal Power Group, Inc. (NYSE Amex: UPG), is a leading provider of third-party logistics and supply chain management services, and a supplier and distributor of batteries and power accessories. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly, coordination of battery recycling efforts, and product design and development. UPG's range of product offerings includes proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, solar and security products. For more information, please visit the UPG website at WWW.UPGI.COM.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                     ASSETS

                                                                  MARCH 31,       DECEMBER 31,
                                                                    2009              2008
                                                                ------------      ------------
CURRENT ASSETS
  Cash and cash equivalents                                     $    523,391      $    326,194
  Restricted cash                                                         --           900,000
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of
      $1,207,746 and $1,143,213                                   12,704,173        12,423,279
    Other                                                             48,798            50,303
  Inventories - finished goods, net of allowance for
    obsolescence of $401,000 and $358,350                         35,183,233        37,304,500
  Current deferred tax asset (net of valuation allowance of
    $768,324 and $0)                                               1,464,811         1,555,173
  Income tax receivable                                                   --           193,386
  Prepaid expenses and other current assets                          899,512           880,528
                                                                ------------      ------------
    Total current assets                                          50,823,918        53,633,363

PROPERTY AND EQUIPMENT
  Logistics and distribution systems                               1,795,935         1,795,935
  Machinery and equipment                                          1,016,876           651,916
  Furniture and fixtures                                             436,424           436,424
  Leasehold improvements                                             388,334           388,334
  Vehicles                                                           210,418           155,630
                                                                ------------      ------------
                                                                   3,847,987         3,428,239
  Less accumulated depreciation and amortization                  (1,574,077)       (1,407,712)
                                                                ------------      ------------

    Net property and equipment                                     2,273,910         2,020,527

OTHER ASSETS                                                         305,078            86,879
                                                                ------------      ------------

TOTAL ASSETS                                                    $ 53,402,906      $ 55,740,769
                                                                ============      ============

                           UNIVERSAL POWER GROUP, INC.
               CONSOLIDATED BALANCE SHEETS (UNAUDITED) (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                              MARCH 31,       DECEMBER 31,
                                                                2009              2008
                                                            ------------      ------------

CURRENT LIABILITIES
  Line of credit                                            $ 17,191,833      $ 14,351,775
  Current portion of note payable                                 11,507                --
  Accounts payable                                            10,530,145        16,418,768
  Accrued liabilities                                            554,849           200,100
  Interest rate swap liability                                   478,937           484,131
  Current portion of notes payable to Zunicom, Inc.            1,462,500         1,462,500
  Current portion of settlement costs                            840,244                --
  Current portion of deferred rent                                66,998            57,984
                                                            ------------      ------------
    Total current liabilities                                 31,137,013        32,975,258

LONG TERM LIABILITIES
  Notes payable to Zunicom, Inc., less current portion         3,290,625         3,656,250
  Note payable, less current portion                              25,704                --
  Settlement costs, less current portion                       1,655,938                --
  Non-current deferred tax liability                             220,240           230,611
  Deferred rent, less current portion                            143,612           168,317
                                                            ------------      ------------
    Total long term liabilities                                5,336,119         4,055,178
                                                            ------------      ------------

TOTAL LIABILITIES                                             36,473,132        37,030,436

COMMITMENTS

SHAREHOLDERS' EQUITY
  Common stock - $0.01 par value, 50,000,000 shares
    authorized, 5,000,000 shares issued and outstanding           50,000            50,000
  Additional paid-in capital                                  15,495,747        15,529,783
  Retained earnings                                            1,700,125         3,450,076
  Accumulated other comprehensive loss                          (316,098)         (319,526)
                                                            ------------      ------------
    Total shareholders' equity                                16,929,774        18,710,333
                                                            ------------      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 53,402,906      $ 55,740,769
                                                            ============      ============

                           UNIVERSAL POWER GROUP, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                        THREE MONTHS ENDED MARCH 31,
                                                       ------------------------------
                                                           2009              2008
                                                       ------------      ------------
Net sales                                              $ 27,688,923      $ 29,524,256
Cost of sales                                            22,731,159        25,050,198
                                                       ------------      ------------
Gross profit                                              4,957,764         4,474,058

Operating expenses                                        3,634,890         3,300,161
Settlement expenses                                       2,529,345                --
                                                       ------------      ------------
Total operating expenses                                  6,164,235         3,300,161
                                                       ------------      ------------

Operating income (loss)                                  (1,206,471)        1,173,897

Interest expense (including $75,729 and $86,548 to
  Zunicom, Inc.)                                           (247,550)         (254,315)
                                                       ------------      ------------

Income (loss) before provision for income taxes          (1,454,021)          919,582
Provision for income taxes                                 (295,930)         (362,928)
                                                       ------------      ------------
Net income (loss)                                      $ (1,749,951)     $    556,654
                                                       ============      ============
Net income (loss) per share
  Basic                                                $      (0.35)     $       0.11
                                                       ============      ============
  Diluted                                              $      (0.35)     $       0.11
                                                       ============      ============
Weighted average number of shares outstanding
  Basic                                                   5,000,000         5,000,000
                                                       ============      ============
  Diluted                                                 5,000,000         5,000,000
                                                       ============      ============

                           UNIVERSAL POWER GROUP, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                           THREE MONTHS ENDED MARCH 31,
                                                           ----------------------------
                                                               2009             2008
                                                           -----------      -----------
CASH  FLOWS  FROM OPERATING  ACTIVITIES
Net income (loss)                                          $(1,749,951)     $   556,654
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
  Depreciation and amortization of property and
    equipment                                                  195,456          130,768
  Provision for bad debts                                       90,000           32,165
  Provision for obsolete inventory                              60,000           80,000
  Deferred income taxes                                         79,992          (21,418)
  Stock-based compensation                                     (34,036)          24,090
Changes in operating assets and liabilities:
  Accounts receivable - trade                                 (345,559)      (1,508,545)
  Accounts receivable - other                                    1,505           10,869
  Inventories                                                2,325,511          969,767
  Prepaid expenses and other current assets                    (18,984)        (188,135)
  Income tax receivable                                        193,386               --
  Other assets                                                      --           18,335
  Accounts payable                                          (5,889,800)        (472,547)
  Accrued liabilities                                          352,982          387,801
  Settlement costs                                           2,496,182               --
  Deferred rent                                                (15,691)         (17,834)
                                                           -----------      -----------
Net cash provided by (used in) operating activities         (2,259,007)           1,970

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                          (24,884)         (68,821)
  Net cash paid in Monarch acquisition                        (892,000)              --
  Change in restricted cash                                    900,000               --
                                                           -----------      -----------
Net cash used in investing activities                          (16,884)         (68,821)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net activity on line of credit                             2,840,058         (137,612)
  Payment on notes to Zunicom, Inc.                           (365,625)              --
  Payments on note and capital lease obligations                (1,345)          (3,157)
                                                           -----------      -----------
Net cash provided by (used in) financing activities          2,473,088         (140,769)

Net increase (decrease) in cash and cash equivalents           197,197         (207,620)
Cash and cash equivalents at beginning of period               326,194          691,288
                                                           -----------      -----------
Cash and cash equivalents at end of period                 $   523,391      $   483,668
                                                           ===========      ===========

SUPPLEMENTAL DISCLOSURES
Income taxes paid                                          $     9,571      $    22,971
                                                           ===========      ===========
Interest paid                                              $   246,929      $   254,315
                                                           ===========      ===========

SUPPLEMENTAL SCHEDULE OF NONCASH
FINANCING AND INVESTING ACTIVITIES
Purchase of equipment with a note payable                  $    38,556      $        --
                                                           ===========      ===========